UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 13, 2019

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-55447	98-0668473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1750, 700 West Pender Street, Vancouver, British Columbia, Canada	N/A
(Address of Principal Executive Offices)	(Zip Code)

(604) 638-3246
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, Ms. Catherine Gignac retired as Chairperson and a director of the Company. Ms. Gignac did not retire as the result of any disputes with the Company or its management on any matter related to its operations, policies or practices.

On March 13, 2019, Ron Largent was appointed as a director and Chairman of the Company.

Mr. Largent has 35 years’ experience in the mining industry holding executive, senior management and operational positions with AMAX Gold, Newmont Mining, Independence Mining and AngloGold Ashanti. Mr. Largent has led numerous mine building projects as well as large integrated multi mine operational groups around the world. Most recently, in his role as Chief Operating Officer – International for AngloGold Ashanti, Mr. Largent led a major global operational improvement initiative which dramatically improved operating costs across the globe. In Nevada and California, Mr. Largent was involved with the construction and operation of Wind Mountain and Hayden Hill mines as well as general manager of the Jerritt Canyon mines and various operating positions with Newmont Mining at the Carlin mines. Mr. Largent was also involved with the construction and operation of the Cripple Creek mine in Colorado. Mr. Largent holds a degree in Mining Engineering and a Master in Business Administration.

Mr. Largent does not have a family relationship with any other member of the Board of Directors or any executive officer of the Company, and Mr. Largent has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between any of the Company’s officers and directors and Mr. Largent pursuant to which he was selected to serve as a director.

In connection with his appointment, Mr. Largent will receive compensation pursuant the Company’s standard director compensation policies as disclosed in the Company’s definitive proxy statement on Schedule 14A as filed with the Commission on August 31, 2018.

Item 7.01. Regulation FD Disclosure.

On March 13, 2019, the Company issued a press release announcing the appointment of Ron Largent to the board of directors of the Company and the retirement of Catherine Gignac as chairperson. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1*	Press Release, dated March 13, 2019

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corvus Gold Inc.

Date: March 18, 2019	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1*	Press Release, dated March 13, 2019

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.